                                                                    EXHIBIT (11)

                HEALTHDYNE TECHNOLOGIES, INC. AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE
               (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                 (UNAUDITED)



                                            Years Ended December 31,
                                            ------------------------
                                              1996     1995    1994
Primary                                       ----     ----    ----
-------
Net earnings                                $ 5,725    6,287   5,105
                                            =======   ======  ======
 Shares:
  Weighted average number of common shares
  outstanding                                12,577   12,369  12,340
 Shares issuable from assumed exercise of
  options and warrants                          342      325      61
                                            -------   ------  ------
  Weighted average number of common shares
  and common share equivalents               12,919   12,694  12,401
                                            =======   ======  ======
 Net earnings per common share
  and common share equivalent               $   .44      .50     .41
                                            =======   ======  ======
Fully Diluted
-------------

Net earnings                                $ 5,725    6,287   5,105
                                            =======   ======  ======
 Shares:
  Weighted average number of common
   shares outstanding as adjusted per
   primary computation above                 12,919   12,694  12,401
                                            -------   ------  ------

 Additional shares issuable from assumed
  exercise of options and warrants
  computed on a fully diluted basis              26       --      13
                                            -------   ------  ------
                                             12,945   12,694  12,414
                                            =======   ======  ======
 Net earnings per common share
  and common share equivalent               $   .44      .50     .41
                                            =======   ======  ======